Exhibit 10.1

EXECUTION VERSION

DEALER MANAGER AND SOLICITATION AGENT AGREEMENT

May 12, 2014

Suburban Propane Partners, L.P.

Suburban Energy Finance Corp.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Attention:            Michael A. Stivala, President

Ladies and Gentlemen:

This dealer manager and solicitation agent agreement (this “Agreement”) will confirm the understanding among Suburban Propane Partners, L.P., a Delaware limited partnership (the “Company”), Suburban Energy Finance Corp., a Delaware Corporation (the “Co-Issuer”) and Wells Fargo Securities, LLC (“Wells Fargo”) pursuant to which the Company has retained Wells Fargo to act as exclusive dealer manager (the “Dealer Manager”), on the terms and subject to the conditions set forth herein, in connection with the proposed tender offer (the “Tender Offer”) for certain of the Company’s and the Co-Issuer’s outstanding 7.50% Senior Notes due 2018 (the “Notes”). The Company and the Co-Issuer are also soliciting (the “Solicitation”) consents (the “Consents”) to the adoption of proposed amendments (the “Proposed Amendments”) to the indenture dated as of August 1, 2012 (the “Indenture”) among the Company, the Co-Issuer and The Bank of New York Mellon, as trustee (the “Trustee”), governing the Notes. The dealer manager will also act as exclusive solicitation agent (the “Solicitation Agent”) in connection with the Solicitation, on the terms and subject to the conditions set forth herein. All references to the Tender Offer shall be deemed to include the Solicitation and all references to the Dealer Manager shall be deemed to include Wells Fargo in its role as the Solicitation Agent. The holders of Notes are hereinafter referred to as the “Holders.”

SECTION 1. Engagement. Subject to the terms and conditions set forth herein:

(a) The Company and the Co-Issuer hereby retain the Dealer Manager, and the Dealer Manager agrees to act, as the exclusive dealer manager and solicitation agent to the Company and the Co-Issuer in connection with the Tender Offer until the date on which the Tender Offer expires or is earlier terminated in accordance with its terms. The Dealer Manager will perform those services in connection with the Tender Offer as are customarily performed by investment banks in connection with tender offers of a like nature, including, without limitation, to advise the Company and the Co-Issuer with respect to the terms and timing of the Tender Offer and assist the Company and the Co-Issuer in preparing any documents to be delivered by the Company and/or the Co-Issuer to the Holders or used in connection with the Tender Offer (collectively, the “Tender Documents”). The Dealer Manager agrees that it will not furnish written information other than the Tender Documents to the Holders in connection with the

Tender Offer without the prior consent of the Company. The Company and the Co-Issuer authorize and direct the Dealer Manager, in accordance with its customary practices and consistent with industry practice, to communicate generally regarding the Tender Offer with the Holders and their authorized agents in connection with the Tender Offer.

(b) The Company and the Co-Issuer acknowledge that the Dealer Manager has been retained solely to provide the services set forth in this Agreement. The Company and the Co-Issuer also acknowledge and agree that, in its capacity as Dealer Manager, the Dealer Manager shall act as an independent contractor on an arm’s-length basis under this Agreement with duties solely to the Company and the Co-Issuer and that nothing contained herein or the nature of the Dealer Manager’s services hereunder is intended to create or shall be construed as creating an agency or fiduciary relationship (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and the Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company) between the Dealer Manager (or any of its affiliates), the Company and the Co-Issuer (or any of their respective security holders, affiliates, directors, officers, employees or creditors) or any other person. The Company and the Dealer Manager also acknowledge that (i) the Dealer Manager shall not be deemed to act as a partner, joint venturer or agent of, or a member of a syndicate with, the Company or any of its affiliates (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and the Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company), and neither the Company nor any of its affiliates shall be deemed to act as a partner, joint venturer or agent of, or a member of a syndicate with, the Dealer Manager or any of its affiliates and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of the Dealer Manager or any of its affiliates or as the agent of the Company or any of its affiliates, and the Dealer Manager shall not be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. In connection with each of the transactions contemplated hereby and the process leading to such transaction, the Dealer Manager is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Co-Issuer or their respective security holders, affiliates, directors, officers, employees or creditors or any other person (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and the Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company). The Dealer Manager and its affiliates shall not have any liability in tort, contract or otherwise to the Company or the Co-Issuer or to any of the Company’s or the Co-Issuer’s security holders, affiliates, directors, officers, employees or creditors for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person except to the extent that such liability is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or the willful misconduct of the Dealer Manager.

(c) Accordingly, each of the Company and the Co-Issuer expressly disclaims any agency or fiduciary relationship with the Dealer Manager hereunder (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and the Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company). The Company and the Co-Issuer understand that the Dealer Manager and its affiliates are not providing (nor are the Company and the Co-Issuer relying on the Dealer Manager or any of its affiliates for) tax, regulatory, legal or accounting advice. The rights and obligations the Company and the Co-Issuer may have to the Dealer Manager or its affiliates (or vice versa) under any credit or other agreement are separate from any party’s rights and obligations under this Agreement and will not be affected in any way by this Agreement. The Dealer Manager may, to the extent it deems appropriate, retain the services of any of its affiliates to assist the Dealer Manager in providing its services hereunder and share with any such affiliates any information made available by or on behalf of the Company or the Co-Issuer; provided, however, that each such affiliate shall act in accordance with, and subject to, the terms and conditions of this Agreement.

(d) Each of the Company and the Co-Issuer acknowledges that the Dealer Manager and its affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of the Dealer Manager’s business, the Dealer Manager and its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Dealer Manager’s own account or the accounts of its customers, in debt or equity securities of the Company, the Co-Issuer, their respective affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction. The Company and the Co-Issuer acknowledge and agree that in connection with all aspects of the transaction contemplated by this Agreement, the Company, the Co-Issuer and the Dealer Manager have an arm’s-length business relationship that creates no fiduciary duty on the part of the Dealer Manager, and each expressly disclaims any fiduciary relationship.

(e) The Dealer Manager agrees, in accordance with its customary practice and consistent with industry practice and in accordance with the terms of the Tender Offer, to perform those services in connection with the Tender Offer as are customarily performed by dealer managers and solicitation agents in connection with similar transactions of a like nature, including, without limitation, using commercially reasonable efforts to solicit tenders of Notes pursuant to the Tender Offer and Consents pursuant to the Solicitation, communicating generally regarding the Tender Offer with securities brokers, dealers, banks, trust companies and nominees and other Holders, and participating in meetings with, furnishing information to, and assisting the Company in negotiating with Holders.

(f) The Company shall arrange for D.F. King & Co., Inc. to act as information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Tender Offer and shall request the Information Agent and Tender Agent, as such, to advise the Dealer Manager at least daily of such matters relating to the Tender Offer as the Dealer Manager may reasonably request. In addition, the Company and the Co-Issuer hereby authorize the Dealer Manager to communicate with the Information Agent and Tender Agent with respect to matters relating to the Tender Offer.

(g) The Company shall use commercially reasonable efforts to furnish the Dealer Manager, or cause the trustee or registrar for the Notes to furnish the Dealer Manager, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Notes as of the date or dates specified by the Dealer Manager and, to the extent reasonably available to the Company, the beneficial Holders of the Notes as of such date or dates, together with their addresses and the principal amount of Notes held by them. In addition, the Company shall use commercially reasonable efforts to update such information from time to time during the term of this Agreement as reasonably requested by the Dealer Manager and to the extent such information is reasonably available to the Company within the time constraints specified.

(h) The Company agrees to advise the Dealer Manager promptly of the occurrence of any event which, in the reasonable judgment of the Company or its counsel, would cause or require the Company to withdraw, rescind or modify the Tender Documents. In addition, if any event occurs as a result of which, in the reasonable judgment of the Company, it shall be necessary to amend or supplement any Tender Documents in order to correct any untrue statement of a material fact contained therein or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall, promptly upon becoming aware of any such event, advise the Dealer Manager of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Tender Documents to the Dealer Manager, so that the statements in such Tender Documents, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Neither the Company nor the Co-Issuer will use or publish any material in connection with the Tender Offer, or refer to the Dealer Manager in any such material, without the prior approval of the Dealer Manager (which shall not be unreasonably withheld or delayed), except to the extent such reference is required by law or regulation. The Company or the Co-Issuer, as applicable, upon receiving such approval, will promptly furnish the Dealer Manager with as many copies of such approved materials as the Dealer Manager may reasonably request. Except to the extent prohibited by applicable law or regulation, the Company, or the Co-Issuer, as applicable, will promptly inform the Dealer Manager of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Tender Offer. The Dealer Manager agrees that it will not make any statements in connection with the Tender Offer other than the statements that are set forth in, or derived from, the Tender Documents without the prior consent of the Company.

(j) The Company agrees to pay promptly, in accordance with the terms and subject to the conditions of the Tender Documents, the applicable purchase price for the Notes and the applicable Consent Payment (as defined in the Tender Documents) to the Holders entitled thereto. The Company agrees not to purchase any Notes during the term of this Agreement except pursuant to and in accordance with the Tender Offer or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.

SECTION 2. Compensation and Expenses.

(a) In consideration of services provided hereunder as the Dealer Manager, the Company shall pay to Wells Fargo a fee equal to $2.00 per $1,000 of the aggregate principal amount of Notes repurchased in the Tender Offer payable on the Final Payment Date (as such term is defined in the Tender Documents) or such other date as may be agreed by the Company and Wells Fargo.

(b) Whether or not any Notes are tendered pursuant to the Tender Offer and whether or not any Consents are received in the Solicitation, the Company and the Co-Issuer jointly and severally agree to pay promptly all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Tender Documents, and all amounts payable to securities dealers (including the Dealer Manager), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Tender Documents to their customers, and of any forwarding agent, and all other expenses of the Company and the Co-Issuer in connection with the Tender Offer and shall reimburse the Dealer Manager for all reasonable out-of-pocket expenses incurred by the Dealer Manager in connection with its services as Dealer Manager under this Agreement, including the reasonable fees and disbursements of counsel to the Dealer Manager.

SECTION 3. Termination. Subject to Section 8 hereof, this Agreement may be terminated by the Company or the Dealer Manager upon 10 days’ prior written notice; provided, however, that the Dealer Manager will be entitled to its full fees described above in the event that, at any time prior to 6 months from any such termination by the Company, the Company or the Co-Issuer (or any of their affiliates) consummates an offer or offers or consent solicitation in respect of the Notes in a form similar to the Tender Offer in a transaction or series of transactions in which the Dealer Manager did not act as dealer manager or solicitation agent to the Company or its affiliate, as applicable; provided, further, that no fees shall be payable pursuant to the preceding proviso if the Dealer Manager was in material breach of this Agreement on the date that notice of such termination was given by the Company.

SECTION 4. Representations and Warranties by the Company. The Company and the Co-Issuer, jointly and severally, represent and warrant to the Dealer Manager, as of the date hereof, as of each date that any Tender Documents are published, sent, given or otherwise distributed (each a “Mailing Date”), and as of the date on which any of the Notes are purchased by the Company pursuant to the Tender Offer (each such date, a “Closing Date”) that:

(a) Each of the Company and the Co-Issuer has been duly formed or incorporated and is validly existing as a limited partnership or corporation and in good standing under the laws of the jurisdiction of its formation or incorporation.

(b) Each of the Company and the Co-Issuer has all necessary corporate or limited partnership power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to make and consummate the Tender Offer in accordance with its terms.

(c) Each of the Company and the Co-Issuer has taken all necessary action to authorize the making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company and the Co-Issuer, and, assuming due authorization, execution and delivery by the Dealer Manager, this Agreement constitutes a valid and legally binding agreement of the Company and the Co-Issuer, enforceable against the Company and the Co-Issuer in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) As of the Consent Payment Deadline (as defined in the Tender Documents), the Company and the Co-Issuer will have all necessary corporate power and authority to execute and deliver the supplemental indenture contemplated by the Tender Documents (the “Supplemental Indenture”) and to perform all of their obligations thereunder; the Supplemental Indenture may be entered into by the Company upon the consent of Holders of at least a majority of the principal amount of Notes then outstanding (excluding for such purposes any Notes owned at the time by the Company or any of its affiliates) pursuant to the provisions of the Indenture; the Supplemental Indenture will be duly executed and delivered (assuming consummation of the Solicitation and assuming due authorization, execution and delivery thereof by the Trustee); the Supplemental Indenture, as well as the Indenture (as amended by the Supplemental Indenture) and the Notes issued thereunder, will be the valid and legally binding obligations of the Company and the Co-Issuer entitled, in the case of the Notes, to the benefits of the Indenture (as amended by the Supplemental Indenture), and enforceable against the Company and the Co-Issuer in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and general equitable principles.

(e) Each of the Tender Documents complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”); and the documents incorporated or deemed to be incorporated by reference into each of the Tender Documents (collectively, the “Incorporated Documents”) complied, as of the date of filing with the Securities and Exchange Commission (the “SEC”), in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and each of the Tender Documents (including the Incorporated Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The financial statements, together with the related schedules and notes, contained in the Tender Documents and the Incorporated Documents present fairly in all material respects, in accordance with generally accepted accounting principles (“GAAP”), the consolidated financial position, results of operations, stockholder’s equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate; and such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein.

(g) Except as disclosed in the Tender Documents, the Company and its subsidiaries are not in breach or violation of or in default under (i) any of the provisions of the Indenture, (ii) any of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (iii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iv) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, which violation or default in the case of clauses (i), (iii) or (iv) would, if continued, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or could materially impair the ability of any of the Company or its subsidiaries to perform their obligations under this Agreement.

(h) The execution, delivery and performance by the Company and the Co-Issuer of this Agreement and the consummation by the Company and the Co-Issuer, as applicable, of the transactions contemplated hereby do not and will not conflict with, or result (or with the passage of time would result) in a breach or violation of, or constitute a default under, (i) any of the provisions of the Indenture or of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, except for such breaches, violations, and defaults in the case of clause (ii) and clause (iii) that would not be reasonably expected to have a Material Adverse Effect.

(i) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is or will be required by the Company in connection with the making or consummation of the Tender Offer or the execution, delivery or performance by the Company of this Agreement and the transactions contemplated hereby, except such as have been obtained or made by the Company or the Co-Issuer, as applicable, and are in full force and effect under the Securities Act, the Exchange Act or applicable state securities or “blue sky” laws or regulations.

(j) In connection with the Tender Offer, the Company has complied, and will continue to comply, in all material respects with the Securities Act, the Exchange Act, the applicable regulations of the Financial Industry Regulatory Authority or any stock exchange and applicable state securities or “blue sky” laws or regulations.

(k) Subsequent to the respective dates of the most recent financial statements contained in the Tender Documents and the Incorporated Documents (each as amended or supplemented), no Material Adverse Effect shall have occurred, except as set forth in, or contemplated by, the Tender Documents (as amended or supplemented).

(l) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the Company’s knowledge, threatened, against or affecting the Company or any subsidiary of the Company, other than those accurately described in all material respects in the Tender Documents, or which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(m) The Company has, or at the time it becomes obligated to purchase the Notes pursuant to the Tender Offer will have, sufficient funds available, and sufficient authority to use such funds under applicable law, to enable it to pay for the Notes tendered in accordance with the terms and conditions set forth in the Tender Documents.

The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto).

SECTION 5. Conditions and Obligations. The obligation of the Dealer Manager to act as Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

(a) All representations and warranties of the Company and the Co-Issuer that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects as of the date hereof, as of each Mailing Date and as of each Closing Date, except to the extent any such representations and warranties expressly relate to an earlier date.

(b) Each of the Company and the Co-Issuer at all times during the Tender Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

(c) Counsel for the Company shall have delivered to the Dealer Manager an opinion, (i) prior to the commencement of the Tender Offer, covering the matters set forth in Exhibit A-1 hereto and (ii) on each Closing Date, covering the matters set forth in Exhibit A-2.

(d) No stop order, restraining order or injunction has been issued by the SEC or any court, and no litigation shall have been commenced or threatened before the SEC or any court, with respect to (i) the making or the consummation of the Tender Offer, (ii) the execution, delivery or performance by the Company of this Agreement or (iii) any of the transactions in connection with, or contemplated by, the Tender Documents which the Dealer Manager or its legal counsel in good faith believes makes it inadvisable for the Dealer Manager to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Manager so to act, or continue so to act, as the case may be.

(e) At each Closing Date, there shall have been delivered to the Dealer Manager, on behalf of the Company, a certificate of the Chairman, Chief Executive Officer or President and the Chief Financial Officer of the Company, dated such Closing Date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate as if made on such Closing Date.

(f) The Company shall have advised the Dealer Manager promptly of (i) the occurrence of any event which would reasonably be expected to cause the Company to withdraw, rescind or terminate the Tender Offer or would permit the Company to exercise any right not to purchase Notes tendered under the Tender Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would make it necessary or advisable to make any change in the Tender Documents being used or would cause any representation or warranty contained in this Agreement that is qualified as to materiality or Material Adverse Effect to be untrue or inaccurate in any respect or any representation or warranty contained in this Agreement that is not so qualified to be untrue or inaccurate in any material respect, (iii) any proposal by the Company or requirement to make, amend or supplement any Tender Document or any filing in connection with the Tender Offer pursuant to the Exchange Act or any applicable law, rule or regulation, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Tender Offer (and, if in writing, will have furnished the Dealer Manager with a copy thereof), (v) its awareness of any material developments in connection with the Tender Offer or the financing thereof, including, without limitation, the commencement of any lawsuit relating to the Tender Offer and (vi) any other information relating to the Tender Offer, the Tender Documents or this Agreement which the Dealer Manager may from time to time reasonably request.

SECTION 6. Indemnification. In consideration of the engagement hereunder, each of the Company and the Co-Issuer shall indemnify and hold the Dealer Manager harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. Annex A hereto is an integral part of this Agreement and shall survive any termination, expiration or cancellation of this Agreement.

SECTION 7. Confidentiality. The Dealer Manager shall use all information provided to it by or on behalf of the Company or the Co-Issuer hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to a requirement of law or regulation or the order or request of any court or administrative, regulatory or similar proceeding; provided, however, that, to the extent permitted by applicable law, reasonable advance notice of such disclosure is provided to the Company, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates; provided, however, that, to the extent permitted by applicable law, reasonable advance notice of such disclosure is provided to the Company, except in connection with any request as part of an ordinary course regulatory examination, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager or any of its affiliates in violation of this Section 7 or any other agreement between the parties, (iv) to its employees, legal counsel, independent auditors and other experts or agents (its “Representatives”) who need to know such information in connection with the transaction contemplated hereby and are informed of the confidential nature of such information and hold such information in accordance with this Section 7, and (v) to any of its affiliates as set forth in Section 12(d) hereof that hold such information in accordance with this Section 7. The Dealer Manager shall be responsible for compliance by its Representatives with this Section 7.

SECTION 8. Survival. The agreements contained in Sections 2, 3, 6, 7, 9, 10 and 12 hereof and Annex A hereto shall survive any termination of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Company, the Dealer Manager or any Indemnified Person and shall survive the termination of the Tender Offer.

SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. The parties hereto consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts, in each case located in the Borough of Manhattan, City of New York in any action or proceeding related to this Agreement (except that a judgment obtained in such courts may be enforced in any jurisdiction).

SECTION 10. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and effective when received:

If to the Company or the Co-Issuer:

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Fax: (973) 503-9395

Attention:      A. Davin D’Ambrosio, Vice President and Treasurer

with a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Fax: (212) 969-2900

Attention:      Charles E. Dropkin, Esq.

If to the Dealer Manager:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Collect: (704) 410-4760

Toll Free: (866) 309-6316

Fax: (704) 410-0326

Attention:      Liability Management Group

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Fax: (212) 269-5420

Attention:      Michael Ohler, Esq.

SECTION 11. Advertisements. The Company agrees that the Dealer Manager shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, subject to the Company’s prior approval, which approval shall not be unreasonably withheld or delayed.

SECTION 12. Miscellaneous.

(a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

(b) This Agreement is solely for the benefit of the Company and the Dealer Manager, and the Indemnified Persons, to the extent set forth in Annex A hereto, and their respective successors, heirs and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.

(c) The Dealer Manager may (subject to Section 7 hereof) share any information or matters relating to the Company, the Co-Issuer, the Tender Offer and the transactions contemplated hereby with its affiliates and such affiliates may likewise share information relating to the Company or the Co-Issuer with the Dealer Manager. The Dealer Manager shall be responsible for compliance by its affiliates with Section 7 hereof.

(d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Co-Issuer, and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(e) This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Manager the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement among us.

Very truly yours,

WELLS FARGO SECURITIES, LLC

By:	/s/ Daniel A. Nass

	Name:	Daniel A. Nass
	Title:	Managing Director

[Dealer Manager Agreement]

Accepted and agreed to as of the date first written above:

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael Kuglin

	Name:	Michael Kuglin
	Title:	Vice President-Finance and Chief Accounting Officer

SUBURBAN ENERGY FINANCE CORP.

By:	/s/ Michael Kuglin

	Name:	Michael Kuglin
	Title:	Controller

[Dealer Manager Agreement]